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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                   AMENDMENT NO. 1

                                          TO

                                       FORM 8-K



                    Current Report Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


                          Date of Report:  September 8, 1997

                        Date of Amendment:  November 18, 1997




                         4FRONT SOFTWARE INTERNATIONAL, INC.
                         -----------------------------------
                (Exact name of Registrant as specified in its charter)




       Delaware                   0-8345                    84-0675510
------------------------     ---------------------      -------------------
(State of Incorporation)     (Commission File No.)       (I.R.S. Employer
                                                        Identification No.)


       5650 Greenwood Plaza Boulevard, Suite 107, Englewood, Colorado    80111
       -----------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)


          Registrant's telephone number, including area code:  303-721-7341
                                                               ------------


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On September 8, 1997, 4Front Software International, Inc. (the "Company") purchased all of the outstanding shares of Firstpoint Limited ("Firstpoint") from Stratagem Group PLC ("Stratagem") for total consideration of approximately $4.7 million (the "Cash Price") and the assumption of $1.4 million of debt. $2.5 million of the Cash Price was paid to Stratagem on September 8, 1997, and the remainder will be paid in equal quarterly installments over the next 18 months. The Company financed the acquisition with its cash reserves.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

    All other items of this report are inapplicable.


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            4FRONT SOFTWARE INTERNATIONAL, INC.




Dated:  November 18, 1997                   By: /s/ Stephen McDonnell
                                                -------------------------------
                                                Stephen McDonnell
                                                Chief Financial Officer